Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-258978 on Form S-3 and Registration Statement No. 333-259957 on Form S-8 of our report dated March 16, 2023, relating to the financial statements of Microvast Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People's Republic of China

March 16, 2023